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                                                                   Exhibit 4.3

                                      WARRANT

                         to Purchase ___________ Shares of
                                  Common Stock of

                             SELECT COMFORT CORPORATION

     THIS CERTIFIES that ___________________ or any permitted successor or assign (the "Holder") is entitled to purchase from Select Comfort Corporation (the "Company"), at any time during the period commencing on the date of this warrant (together with any warrant or warrants issued in substitution or exchange therefor, the "Warrant") and ending at 5:00 p.m., Minneapolis, Minnesota time, on October 31, 2006, ______________________ fully paid and nonassessable shares of the common stock of the Company, par value $0.01 per share (the "Common Stock"), or such greater or lesser number of shares as may be determined by application of the anti-dilution provisions of this Warrant (such shares or other securities purchasable upon exercise of this Warrant being herein called the "Shares"), at the purchase price of $5.25 per share. The foregoing purchase price, as it may be adjusted pursuant to the anti-dilution provisions of this Warrant, is referred to herein as the "Purchase Price."

     This Warrant is further subject to the following provisions, terms and conditions:

1.   EXERCISE; OPTIONAL CONVERSION; TRANSFERABILITY.

     (a) The rights represented by this Warrant may be exercised, in whole or in part (but not as to a fractional Share of Common Stock), by surrendering this Warrant, with the Purchase Form attached hereto (or a reasonable facsimile) duly executed, at the principal office of the Company, and by paying the Purchase Price in full for the Shares to be purchased upon such exercise in cash or by certified or official bank check payable to the order of the Company.

     (b) In addition to the purchase rights set forth above and without limiting the rights of the holder of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this Section 1 at any time or from time to time after the date hereof and prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of Shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price of cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph
     (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Purchase Price of the Converted Warrant Shares from the aggregate fair market value of

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     the Converted Warrant Shares. Notwithstanding anything in this Section
     1 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional Shares shall be issuable upon exercise of the Conversion Right, and if the number of Shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional Share.

     (c) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to this Warrant which are being exercised pursuant to this Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Share and, in the case of a partial exercise, a new warrant evidencing the Shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 10 days following the Conversion Date.

     (d) For purposes of this Section 1, the "fair market value" of a share of Common Stock as of a particular date shall mean, if the Common Stock is traded on a securities exchange or on the NASDAQ National Market System, the closing price of the Common Stock on such exchange or on the NASDAQ National Market System, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is to be determined. If at any time the Common Stock is not traded on an exchange or the NASDAQ National Market System, or otherwise traded in the over-the-counter market, the "fair market value" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     (e) This Warrant is issued only as a registered Warrant and until it is transferred on the records of the Company, the Company may treat the person in whose name it is registered as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

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2.   ISSUANCE OF SHARES.

     The Company agrees that the Shares purchased upon exercise or optional conversion of this Warrant shall be and are deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made or optional conversion exercised for such Shares. Certificates for the Shares purchased shall be delivered to the Holder within 10 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for the Shares, except in accordance with the provisions and subject to the limitations of Section 6 below.

3.   COVENANTS OF COMPANY.

     The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant have been duly authorized and reserved for issuance upon the exercise of this Warrant, and the Shares, when so issued, delivered and paid for upon such exercise in accordance with the terms of this Warrant, will be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

4.   ANTI-DILUTION ADJUSTMENTS.

     The foregoing provisions are, however, subject to the following:


     (a) The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of Shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

     (b) In case the Company shall at any time subdivide the outstanding shares of its Common Stock into a greater number of shares or declare a dividend payable in Common Stock, securities convertible into Common Stock or rights or options to purchase Common Stock or securities convertible into Common Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced, and conversely, in case the outstanding shares of its Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased. In case prior to the exercise of this Warrant the Company shall declare a dividend or distribution upon the Common Stock payable other than in cash out of earnings or surplus or other than in Common Stock, then from the date of such declaration, the holder of this Warrant upon the exercise hereof will

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     be entitled to receive the number of shares of Common Stock for which this
     Warrant is exercisable, and, in addition and without payment therefor, the property which the holder of this Warrant would have received as a dividend if continuously since the record date for any such dividend or distribution such holder (a) had been the record holder of the number of shares of Common Stock received upon exercise and (B) had retained all dividends or distributions in stock or securities payable with respect to such Common Stock or with respect to any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.

     (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder of this Warrant shall have the right to purchase and receive on the basis and on the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby or upon the consummation of any such transaction, such shares of stock, securities or assets as would have been issued or delivered to the Holder of this Warrant if the Holder had exercised this Warrant and received upon exercise of this Warrant the Common Stock prior to or upon the consummation of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price and of the number of Shares purchasable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

     (d) Except for the grant of options to employees or consultants of the Company or to directors of the Company, as approved from time to time by the Board of Directors of the Company or a committee thereof, and the issuance of shares pursuant to the exercise of such options, and the issuance of shares pursuant to the exercise of currently outstanding options or warrants that were approved by the Board of Directors or a committee thereof, if and whenever the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Purchase Price then in effect (other than dividends payable in Common Stock, securities convertible into Common Stock or rights or options to purchase Common Stock or securities convertible into Common Stock) or shall issue any convertible securities, options, warrants or other rights for the purchase of such shares at a consideration per share that is less than the Purchase Price then in effect, then,

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     upon such issuance or sale of such shares, convertible securities, options, warrants, or other purchase rights, the Purchase Price in effect immediately prior to such issuance or sale shall be reduced to (y) if such issuance or sale occurs on or before December 31, 1997, the price at which such shares of Common Stock were sold or at which shares of Common Stock are issuable upon the exercise of such convertible securities, options, warrants or other purchase rights or (z) if such issuance or sale occurs after December 31, 1997, the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Purchase Price and (2) the consideration, if any, received by the Company upon such issuance or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (2) the number of shares of Common Stock thus issued or sold and the number of shares of Common Stock issuable upon the exercise of such convertible securities, options, warrants or other purchase rights. Solely for purposes of clauses (A) and
     (B) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock of the Company. If any options or purchase rights that are taken into account in any such adjustment of the Purchase Price subsequently expire without exercise, the Purchase Price shall be recomputed at the time of expiration by deleting such options or purchase rights.

     (e) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Sections 4(b), 4(c) or 4(d), but which should, in the Company's opinion, result in an adjustment in the Purchase Price and/or the number of Shares subject to the Warrant in order to fairly protect the rights of the Holder of this Warrant, then the Company shall make an appropriate adjustment in the Purchase Price or the number of Shares to be received upon exercise of this Warrant.

     (f) No adjustment of the Purchase Price shall be made if the amount of such adjustment is less than $.01 per Share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any other adjustment or adjustments so carried forward, shall amount to not less than $.01 per share.

     (g) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share of Common Stock which would otherwise be issuable in an amount equal to the same fraction of the fair market value (as defined in Section 1(d) above) per share of Common Stock.

     (h) Upon any adjustment of the Purchase Price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of

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     this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (i)  In case any time:

          (1) the Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

          (2) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

          (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

5.   NO RIGHTS OF SHAREHOLDERS.

     This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

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6.   RESTRICTIONS ON TRANSFER.

     The Holder, by acceptance hereof, represents and warrants that it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution, and it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which shall be reasonably determined by the Company, the Company will not accept the exercise of this Warrant or issue certificates for Shares, and neither this Warrant nor any Shares may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Shares are to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any Shares shall be stamped with the appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any Shares of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer and providing the Company with an opinion of counsel, acceptable to the Company, that such transfer complies with federal and applicable state securities laws or exemptions thereunder. Within thirty (30) days of receiving such written notice, the Company shall notify the Holder as to whether such exercise or transfer may be effected.

7.   COMMON STOCK DEFINITION.

     As used herein, the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4(c) above.

8.   REGISTRATION RIGHTS.

     The holder of this Warrant and of the Common Stock issuable or issued upon the exercise hereof shall be entitled to the registration rights set forth in the Amended and Restated Registration Rights Agreement dated as of December 28, 1995, as amended.

9.   SUCCESSORS AND ASSIGNS.

     All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

10.  MODIFICATION OF WARRANT.

     Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this 27th day of March, 1997.



SELECT COMFORT CORPORATION


                                          By
                                             -------------------------------

                                          Its
                                             -------------------------------


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

TO:  SELECT COMFORT CORPORATION


     *    *    *    *


PURCHASE FORM -- To be Executed by the Registered Holder in Order to Exercise Warrants


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, __shares of Common Stock provided for therein, and request that certificates for such shares be issued in the name of:



 Please insert social security or other
 identifying number of registered holder
 of certificate:
                ------------------------       -------------------------------
                (SS# or Tax ID)                            (Name)


                                               -------------------------------
                                                           (Address)


--------------------------                      -------------------------------
           (SS# or Tax ID)                                  (Name)



                                                 -------------------------------
                                                           (Address)


 Date:                                         Signature(s):
      -----------------------

                                               --------------------------------

                                               --------------------------------

and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant for the balance of the shares purchasable under such Warrant be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.



                                               Name of Holder or Assignee:



                                               -------------------------------
                                                      (please print)

                                               Address:
                                               -------------------------------

                                               -------------------------------

                                               -------------------------------

ASSIGNMENT FORM -- To be Executed by the Registered Holder in Order to Transfer Warrants



FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ____________________ of the Warrants represented by the attached Warrant unto:










 Please insert social security           Please print or typewrite name
 or other identifying number             and address including zip code
 of assignee:                            of assignee:
             ----------------------

                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------



 Please insert social security           Please print or typewrite name
 or other identifying number             and address including zip code
 of assignee:                            of assignee:
             ----------------------

                                         -------------------------------------

                                         -------------------------------------

                                         -------------------------------------

and does hereby irrevocably constitute and appoint ______________ Attorney to transfer the Warrant on the records of the Company with full power of substitution in the premises.



Date:                                     Signature(s):
     ----------------------------

                                         -------------------------------------

                                         -------------------------------------


NOTICE -- The Signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.

                                  WARRANT RECEIPT
                                        FOR
                             SELECT COMFORT CORPORATION


The undersigned hereby acknowledges that the foregoing Warrant to Purchase Shares of Common Stock of Select Comfort Corporation, dated March 27, 1997, registered to ___________________________ for _________ shares has been delivered to and received by the undersigned.





                                        By:
                                           --------------------------------

                                        Date:
                                             ------------------------------